SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 2

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) : APRIL 14, 2003

                           COMMISSION FILE NO. 0-49756


                           THE WORLD GOLF LEAGUE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                                      98-0201235
---------------------------------                    -------------------
(STATE  OR  OTHER  JURISDICTION  OF          (IRS EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)



          258 EAST ALTAMONTE DRIVE, ALTAMONTE SPRINGS, FLORIDA 32701
-------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (407) 331-6272
                     --------------------------------------
                           (ISSUER  TELEPHONE NUMBER)

                            NOVUS LABORATORIES, INC.
                              1255 W. Pender Street
                         Vancouver, B.C., Canada  V6E 2V
                         -------------------------------
                             FORMER NAME AND ADDRESS

This Form 8-K is an amendment to the Form 8-K filed on February 20, 2003, April 16, 2003, and June 6, 2003 and provides audited financial statements of The World Golf League, Inc., a Florida corporation as well as proforma financial statements.

ITEM  1.     CHANGES  IN  CONTROL  OF  THE  REGISTRANT.

      As a result of the acquisition of The World Golf League, Inc., a Florida corporation ("World Golf"), the control of the Registrant shifted to the former shareholders of World Golf. The following individual will exercise control of the Registrant.

Name                               No. of shares                      Percentage
----                               -------------                      ----------
Michael  S.  Pagnano               50,662,520  (1)                         26.1%

(1) Includes 3,443,151 shares held of record by Maryann R. Pagnano, the wife of Michael S. Pagnano, our chief executive officer.

ITEM  2.   ACQUISITION  OF  DISPOSITION  OF  ASSETS.

     On April 15, 2003, the Registrant acquired 84% of the issued and outstanding shares of World Golf in exchange for 100,520,356 shares of the Registrant's common stock. Upon 100% shareholder approval of World Golf which is anticipated, there will be 200,000,000 shares of the Registrant's common stock outstanding. In connection with the Share Exchange, 81,000,000 shares of restricted common stock were cancelled by the former Novus Laboratories shareholders pursuant.

     DESCRIPTION  OF  THE  BUSINESS

     World Golf is a three-year-old Florida corporation based in Altamonte Springs, Florida which markets its "Play for Pay" concept directly and through licensees in the United States and 27 international venues. World Golf was founded in 1999 to capitalize on the largest participation sport in the world,
26.5 million golfers in the United States and over 60 million worldwide. The World Golf concept (average golfers playing for substantial prize money with full handicap) has received tremendous national publicity including the Golf Channel, Sports Illustrated and several major market news publications. This is testimony to the tremendous popularity of the World Golf concept. In three short years World Golf has attracted player interest from all over the world.
Participants in World Golf events have included NFL Hall of Famers Lawrence Taylor and Rickey Jackson, NHL Hall of Famer Phil Esposito and a host of pro golfers including Fulton Allem.

     World Golf revenues were previously estimated at $2,200,000 in 2002 and $11,000,000 in 2003. These projections have been modified based on current market conditions and the company's inability to raise sufficient capital during the first quarter and second quarter of 2003 to allow it to achieve its previously stated objectives.

     DESCRIPTION OF PRINCIPAL PRODUCTS & SERVICES

     World Golf satisfies a need for the average golfer (which represents 99.7% of the total golf population) to compete in professional-like conditions with the excitement of prize money. During its market research, World Golf concluded that given the opportunity to "play for pay," the vast majority of golfers would participate. Amateur status was not a deciding factor since most of these players would never play in an USGA or R&A-sanctioned event.

     The golfers first compete in local one-day qualifying events, with $105 as the 2003 membership fee. Twenty five percent of the field advance to the regional level competition. The top 400 regional qualifiers move on to the National Final tournament in eight flights to potentially compete for over $1 million dollars (prize money is calculated as 20% of all dues received) in a 54-hole tour-like event. World Golf will organize one national event for each 100,000 members. World Golf also plans to hold a World Championship Ryder Cup-like event in 2004.

COMPETITIVE BUSINESS CONDITIONS

     Currently World Golf is the only organization in the world offering its concept to the average golfer. There are many mini tours around the world for scratch golfers who play for prize money. Additionally, there are several handicapped events offered by mini tours where the player pays a large entrance fee ($350+) and receives prize money for that event only. World Golf is the only known entity to provide average golfers a chance to "Play for Pay" in professional like conditions for an annual membership fee.

NO  DEPENDENCE  ON  ONE  OR  A  FEW  CUSTOMERS

     World Golf markets to 26.5 million golfers in the United States and 30 million additional golfers internationally. This is accomplished via direct marketing from World Golf corporate or several licensing agreements in place in the United States and international markets. The entire worldwide golf population is a potential customer for the World Golf product. Each golfer is created equally due to the handicapping system employed by World Golf, which makes our reliance on a certain segment of the golf population non-existent. For example the USGA only sponsors events for golfers with a 6 handicap or better. This only represents 2% of the total golf population.

PATENTS,  TRADEMARKS  &  LICENSES

     World Golf has applied for and received a trademark for its logo. This TM was published on July 22, 2002 in the US Patent & Trademark office. World Golf has granted marketing licenses to approximately 15 United States markets and 8 international markets. World Golf plans to grant marketing licenses to a total of 57 United States markets and 27 international markets. The WGL Inc. plans to retain in house marketing rights to several of the key markets including Florida, California, Texas, Pennsylvania, Michigan and New York.

NEED  FOR  GOVERNMENT  APPROVAL

     World  Golf  does  not  need any government approval to market its concept.

RESEARCH  &  DEVELOPMENT  OVER  PAST  TWO  YEARS

     World Golf has conducted extensive market research over the past two years into the feasibility of its concept. This research was conducted in many different fashions. It included trade shows, Internet response measurement, direct mail, telemarketing, golf industry marketing data (National Golf Foundation) and 30 second and 30-minute infomercial response measurement. The cost of this research has exceeded approximately $500,000.

EMPLOYEES

     World Golf currently employs 3 full time personnel and 23 licensees. Additionally, World Golf uses several outsourced support services. This includes advertising, graphics design and printing, member fulfillment, public relations, web development, accounting and legal. The WGL Inc. plans on adding several key staff members in 2003. This includes marketing, finance/administration, golf operations, licensee support and customer service.

DESCRIPTION  OF  PROPERTY

     World Golf currently occupies 2,500 square foot of office space in Altamonte Springs, Florida. This space is class A and is on a month-to-month lease. The cost of this space, all-inclusive is $3,200 per month. World Golf also has an option for 1,500 square foot of additional space in the same facility. In addition, World Golf has signage rights on the building, which includes a 6' by 4' neon logo facing a main artery, which provides exposure to 86,000 vehicles daily.

LEGAL  PROCEEDINGS

     World Golf currently has one pending lawsuit filed in Seminole County Court
- Sanford, Florida. This proceeding was filed on November 18, 2002 and is between the Florida Attorney General Office (plaintiff) and The World Golf League, Inc. (defendant). The verified complaint alleges misleading and deceptive advertising. The AG's office is seeking a $10,000 penalty for each misleading advertisement. World Golf has retained counsel and believes it is close to making a settlement with the AG's office. It is the opinion of World Golf counsel that we did not violate the Florida Statutes cited. . The Company is in negotiations with the State of Florida, Office of Attorney General whereby the Company will agree to set aside proceeds it receives for payment to consumers to whom pre-existing indebtedness is owed. In addition, proceeds are anticipated to be designated for consumers to whom prospective awards shall be made in association with tournaments to be held by the Company.


     We are not involved in any other material pending legal proceedings, other than routine litigation incidental to our business, to which we are a party or of which any of our property is subject.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF
OPERATION.

     This following information specifies certain forward-looking statements of management of the company. Forward-looking statements are statements that estimate the happening of future events are not based on historical fact.

     Forward-looking statements may be identified by the use of forward-looking terminology, such as "may", "shall", "will", "could", "expect", "estimate", "anticipate", "predict", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

     The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

Results of Operations.

     Revenues. For the year ended December 31, 2002, we realized revenues of $320,002 composed of membership fee revenues of $43,150 and license fee revenues of $276,852. This compared with revenues of $266,253 for the year ended December 31, 2001 composed of membership fee revenues of $76,253 and license fee revenues of $190,000. Actual revenue was substantially lower from previous estimates based on the accounting of licensee revenue. The Company realized significantly less revenue than previously stated in its unaudited financial statements as the Company internally accounted for licensee revenue based on the cash basis of accounting rather than accounting for the revenue based on the installment method of accounting. The Company had also issued shares of its common stock in conjunction with its license agreements which were internally accounted for as license fee revenue, but was actually additional paid in capital raised through the issuance of common stock and accounted for as such in the accompanying financial statements.

     Costs and Expenses. For the year ended December 31, 2002, costs and expenses were $1,286,115 composed of consulting expense of $289,265, tournament expense of $474,358, advertising expense of $143,197, settlement expense of $192,000, other general and administrative expense of $160,915, and interest expense of $26,380. This was a substantial decrease in costs and expenses from the year ended December 31, 2001, when costs and expenses totaled $3,160,173. Such costs and expenses were composed of consulting expense of $1,485,524, tournament expense of $902,639, advertising expense of $491,329, other general and administrative expense of $255,681, and interest expense of $25,000. The majority of the expenses in 2001 were non cash transactions and were in fact Company shares issued at a value of $1.00 per share to various consultants, celebrities and a spokesman.

     Net loss decreased 1,927,807 or 67% from $2,893,920 for the year ended December 31, 2001 to $966,113 for the year ended December 31, 2002. The decrease in net loss is principally due to the decrease in costs and expenses.

     Net loss per share decreased from $.39 for the year ended December 31, 2001 to $.12 for the year ended December 31, 2002.

     Liquidity and Capital Resources. Our total current assets were $254,248 as of December 31, 2002. We have a working capital deficit of $1,218,195 at December 31, 2002.

     Our total current liabilities were $1,472,443 as of December 31, 2002, which is comprised of accounts payable of $923,747, accrued liabilities of $64,696, note payable to stockholder of $230,000, and deferred license fee revenue of $254,000.

     Management has negotiated an agreement with shareholders of the Company which were formerly shareholders of Novus Laboratories, Inc., whereby the Company agreed not to cancel shares in return for receiving monetary consideration. The Company is in negotiations with the State of Florida, Office of Attorney General whereby the Company will agree to set aside proceeds it receives for payment to consumers to whom pre-existing indebtedness is owed. In addition, proceeds are anticipated to be designated for consumers to whom prospective awards shall be made in association with tournaments to be held by the Company. The Company needs to raise approximately $1,000,000 in order to pay the previous player liabilities and host the rescheduled 2002 National Event. In addition to meeting the obligations of the past tournament, we need to raise additional capital to host a future tournament. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to maintain our operations will be in jeopardy. We do not have any current commitments for financing, other than those mentioned above.

Risk Factors.

     Dependence Upon External Financing. It is imperative that we raise capital to stay in business. We require capital of approximately $1,000,000 to satisfy the obligations of our past tournament and have sufficient capital to host the 2002 tournament. If we are unable to obtain debt and/or equity financing upon terms that our management deems sufficiently favorable, or at all, it would have a materially adverse impact upon our ability to pursue our business strategy and maintain our current operations.

     Risk That We Will Be Unable to Collect Monies Owed from Licensees. Revenues generated from licensees are expected to be our largest source of revenue. In the event the Company is unable to collect monies owed from licensees, it is unlikely that it will be able to continue its business model and the Company will likely be forced to curtail operations.

     Risk That We Will Be Unable to Attract New Members. In order for the Company to be successful in its operations, it will need to attract new members. In the event the Company is unable to attract new members, it is unlikely that the Company will be able to continue its business model and the Company will likely be forced to curtail operations.

     Our Auditors Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern. Ham, Langston & Brezina, LLP, in their independent auditors' report, have expressed "substantial doubt" as to our ability to continue as a going concern based on operating losses we have incurred since inception. Our financial statements do not include any adjustments that might result from the outcome of that uncertainty. The going concern qualification is also described in Note 2 of the notes to our financial statements.


ITEM  5.   OTHER  EVENTS.

     As a result of the acquisition of World Golf and the change in focus of the Registrant's business, the Registrant changed its name from Novus Laboratories, Inc. to The World Golf League, Inc. and now trades under the new stock symbol WGLF. In addition, the former directors and officers of Novus Laboratories, Inc. resigned and the directors and officers of The World Golf League, Inc. became the directors and officers of the Registrant. The new directors and officers are as follows: Michael S. Pagnano-Chief Executive Officer and Director; William Page-Director; and King Simmons-Director. In March 2003, the Company affected a 10:1 forward stock split.

     Pursuant to the Share Exchange Agreement entered into between The World Golf League, Inc. and Novus Laboratories, Inc., shareholders of Novus Laboratories ("Novus Shareholders") agreed to raise the company a minimum of $500,000 or they would cancel 30,000,000 post-split shares of their common stock. The company and the Novus Shareholders have amended the terms of the Share Exchange Agreement to provide that a portion of the proceeds received from the sale of the shares by the Novus Shareholders will be delivered to the company in lieu of canceling the shares. In addition, the Share Exchange
Agreement stated that in the event $1,000,000 was not raised by the Novus Shareholders, shareholders of The World Golf League would receive an additional 30,000,000 post-split shares on a pro rata basis as their original shares were issuable pursuant to the Share Exchange Agreement. As $1,000,000 has not been raised, The World Golf League will be issuing an additional 30,000,000 shares of its common stock in the near future.

     The World Golf League needs to raise substantial capital to sustain its operations and in order to host a tournament.


ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

Financial  Statements  of  The  World  Golf  League,  Inc.

(a)  Financial  Statements  of  Businesses  Acquired

(b)  Pro  Forma  Financial  Information

(c)  Exhibits:

2.1     Exchange  Agreement(1)

(1) Filed as an exhibit to the Form 8-K filed on February 20, 2003.


                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The  World  Golf  League,  Inc.


June 30, 2003
/s/  Michael  S.  Pagnano
--------------------------------------------
Michael  S.  Pagnano
Chief  Executive  Officer

Financial Statements

                          THE WORLD GOLF LEAGUE, INC.
                                   ----------




                              FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                           THE WORLD GOLF LEAGUE, INC.
                                TABLE OF CONTENTS
                                   ----------

                                                             PAGE(S)
                                                             -------

Report of Independent Accountants                              1

Financial Statements:

  Balance Sheet as of December 31, 2002 and 2001               2

  Statement of Operations for the years ended
    December 31, 2002 and 2001                                 3

  Statement of Cash Flows for the years ended
    December 31, 2002 and 2001                                 4

  Statement of Stockholders' Deficit for the
    years ended December 31, 2002 and 2001                     5

Notes to Financial Statements                                 6-13

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


To the Board of Directors and Stockholders of The World Golf League, Inc.


We have audited the accompanying balance sheet of The World Golf League, Inc. (the "Company") as of December 31, 2002 and 2001, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The World Golf League, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses and is in a negative working capital position and a stockholders' deficit position. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Houston, Texas
June 27, 2003


                          THE WORLD GOLF LEAGUE, INC.
                                  BALANCE SHEET
                            DECEMBER 31, 2002 AND 2001
                                    ----------


     ASSETS                                                2002          2001
-----------------------------------------------------  ------------  ------------
Current assets:
  Cash and cash equivalents                            $       248   $         -
  License fee receivable, current                          254,000             -
                                                       ------------  ------------

    Total current assets                                   254,248             -

Property and equipment, net                                  8,399         7,315
License fee receivable, net of current portion             229,000             -
Other assets                                                 3,800           500
                                                       ------------  ------------

      Total assets                                     $   495,447   $     7,815
                                                       ============  ============


LIABILITIES AND STOCKHOLDERS' DEFICIT
-----------------------------------------------------

Current liabilities:
  Accounts payable                                     $   923,747   $   802,001
  Book overdraft                                                 -        26,507
  Accrued liabilities                                       64,696        40,590
  Note payable to stockholder                              230,000       270,000
  Deferred license fee revenue, current                    254,000             -
                                                       ------------  ------------

    Total current liabilities                            1,472,443     1,139,098

Deferred license fee revenue, net of current portion       229,000             -
                                                       ------------  ------------

    Total liabilities                                    1,701,443     1,139,098

Stockholders' deficit:
  Common stock; $0.001 par value; 100,000,000 shares
    authorized; 8,467,951 and 7,621,551 shares issued
    and outstanding at December 31, 2002 and 2001,
    respectively                                             8,468         7,622
  Additional paid-in capital                             3,587,432     2,696,878
  Accumulated deficit                                   (4,801,896)   (3,835,783)
                                                       ------------  ------------

    Total stockholders' deficit                         (1,205,996)   (1,131,283)
                                                       ------------  ------------

      Total liabilities and stockholders' deficit      $   495,447   $     7,815
                                                       ============  ============



                     The accompanying notes are an integral
                       part of these financial statements.



                           THE WORLD GOLF LEAGUE, INC.
                             STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                                   ----------


                                                2002        2001
                                             -----------  ------------
Revenue:
  Membership fee revenue                     $   43,150   $    76,253
  License fee revenue                           276,852       190,000
                                             -----------  ------------

    Total revenue                               320,002       266,253
                                             -----------  ------------

Costs and expenses:
  Consulting expense                            289,265     1,485,524
  Tournament expense                            474,358       902,639
  Advertising expense                           143,197       491,329
  Settlement expense                            192,000             -
  Other general and administrative expense      160,915       255,681
  Interest expense                               26,380        25,000
                                             -----------  ------------

    Total costs and expenses                  1,286,115     3,160,173
                                             -----------  ------------

      Net loss                               $ (966,113)  $(2,893,920)
                                             ===========  ============


Weighted average shares outstanding           8,183,147     7,404,449
                                             ===========  ============

Loss per share (basic and fully diluted)     $    (0.12)  $     (0.39)
                                             ===========  ============




                 See accompanying notes to financial statements.



                           THE WORLD GOLF LEAGUE, INC.
                             STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                                   ----------


                                                         2002       2001
                                                      ----------  ------------
Cash flows from operating activities:
  Net loss                                            $(966,113)  $(2,893,920)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
    Depreciation and amortization                         1,514         1,340
    Common stock issued for services                          -     1,000,000
    Common stock issued as settlement expense           192,000             -
    Changes in operating assets and liabilities:
      Other assets                                       (3,300)            -
      Accounts payable                                  121,746       695,335
      Accrued liabilities                                24,106        40,590
                                                      ----------  ------------

        Net cash used in operating activities          (630,047)   (1,156,655)
                                                      ----------  ------------

Cash flows from investing activities:
  Capital expenditures                                   (2,598)            -
                                                      ----------  ------------

        Net cash used in investing activities            (2,598)            -
                                                      ----------  ------------

Cash flows from financing activities:
  Proceeds from issuance of note payable-stockholder          -       270,000
  Payments on note payable-stockholder                  (40,000)            -
  Increase (decrease) in book overdraft                 (26,507)      (54,095)
  Proceeds from issuance of common stock                699,400       940,750
                                                      ----------  ------------

        Net cash provided by financing activities       632,893     1,156,655
                                                      ----------  ------------

Increase in cash and cash equivalents                       248             -

Cash and cash equivalents, beginning of year                  -             -
                                                      ----------  ------------

Cash and cash equivalents, end of year                $     248   $         -
                                                      ==========  ============


Supplemental disclosure of cash flow information:
  Cash paid for interest expense                      $   1,380   $         -
                                                      ==========  ============

  Cash paid for income taxes                          $       -   $         -
                                                      ==========  ============

  Non-cash investing and financing activity:
Sale of licenses recorded on the installment method   $ 483,000   $         -
                                                      ==========  ============



                 See accompanying notes to financial statements.


                                          THE WORLD GOLF LEAGUE, INC.
                                     STATEMENTS OF STOCKHOLDERS' DEFICIT
                               FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                                                   ----------


                                                                        ADDITIONAL
                                                        COMMON STOCK      PAID-IN    ACCUMULATED
                                                      SHARES    AMOUNT    CAPITAL      DEFICIT       TOTAL
                                                     ---------  -------  ----------  ------------  ------------
Balance at December 31, 2000                         5,301,501  $ 5,302  $  758,448  $  (941,863)  $  (178,113)

Common stock issued for services                     1,000,000    1,000     999,000            -     1,000,000

Common stock issued for cash in connection with
  license agreements                                   100,000      100      99,900            -       100,000

Common stock issued for cash, net of offering costs  1,220,050    1,220     839,530            -       840,750

Net loss                                                     -        -           -   (2,893,920)   (2,893,920)
                                                     ---------  -------  ----------  ------------  ------------

Balance at December 31, 2001                         7,621,551    7,622   2,696,878   (3,835,783)   (1,131,283)

Common stock issued for cash in connection with
  license agreements                                   342,250      342     386,908            -       387,250

Common stock issued as a settlement                    192,000      192     191,808            -       192,000

Common stock issued for cash                           312,150      312     311,838            -       312,150

Net loss                                                     -        -           -     (966,113)     (966,113)
                                                     ---------  -------  ----------  ------------  ------------

Balance at December 31, 2002                         8,467,951  $ 8,468  $3,587,432  $(4,801,896)  $(1,205,996)
                                                     =========  =======  ==========  ============  ============



                 See accompanying notes to financial statements.

                           THE WORLD GOLF LEAGUE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   ----------


1.     BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
       ---------------------------------------------------------------

     BACKGROUND
     ----------

The World Golf League, Inc. (the "Company") was founded in 1999 and is based in Altamonte Springs, Florida. The Company has developed a "Play for Pay" concept, whereby amateur golfers worldwide compete in various golf tournaments for an opportunity to win actual prize money. The Company markets this concept directly and through licensees in the United States and internationally.

     USE  OF  ESTIMATES
     ------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

     REVENUE  RECOGNITION
     --------------------

Annual  membership fee and royalty revenue are recognized ratably over the year.

The Company enters into license agreements with third parties whereby the licensee has the right to develop and manage the Company's marketing concept in an exclusive territory in the United States or internationally. The license agreements generally require an initial down payment and two equal annual installment payments for the initial license fee and monthly royalty payments of 15% of gross revenue generated by the licensee.

The licensee must meet certain market penetration figures in its territory annually as defined in the agreement. If the licensee does not meet the performance requirements the licensee could forfeit half of the original license fee or be required to invest an additional 15% of the original license fee to renew the license for one year. If the licensee meets the performance criteria the license automatically renews each year for life.

The Company recognizes the initial license fee as revenue using the installment method of accounting because the initial license fee is usually collectible over a two-year period and there is no reasonable basis for estimating the receivable's collectibility. The initial license fee is not recognized as revenue until all initial services, as required by the license agreement, have been performed by the Company.

     CONCENTRATIONS  OF  CREDIT  RISK
     --------------------------------

Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents and license fee receivables.

The Company maintains its cash in well known banks selected based upon management's assessment of the banks' financial stability. Balances periodically exceed the $100,000 federal depository insurance limit; however, the Company has not experienced any losses on deposits.


                                    Continued
                                       -6-

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   ----------

1.     BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING POLICIES, CONTINUED
       -------------------------------------------------------------------------

     CONCENTRATIONS  OF  CREDIT  RISK,  CONTINUED
     --------------------------------------------

License fee receivables arise from the sale of new licenses to various companies or individuals throughout the world. Collateral is generally not required for credit granted.

     CASH  EQUIVALENTS
     -----------------

For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

     PROPERTY  AND  EQUIPMENT
     ------------------------

Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

     INCOME  TAXES
     -------------

The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

     LOSS  PER  SHARE
     ----------------

Basic and diluted loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented.

     STOCK-BASED  COMPENSATION
     -------------------------

The Company accounts for its stock compensation arrangements under the provisions of Accounting Principles Board ("APB") No. 25 "Accounting for Stock Issued to Employees". The Company provides disclosure in accordance with the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123 "Accounting for Stock-Based Compensation".

     IMPAIRMENT  OF  LONG-LIVED  ASSETS
     ----------------------------------

In the event that facts and circumstances indicate that the carrying value of a long-lived asset, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset or the asset's estimated fair value to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.


                                    Continued
                                       -7-

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   ----------

1.     BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING POLICIES, CONTINUED
       -------------------------------------------------------------------------


     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
     ---------------------------------------

The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

     COMPREHENSIVE  INCOME
     ---------------------

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income". Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.

     RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS
     --------------------------------------------

In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," which requires all business combinations initiated after June 30, 2001 be accounted for using the purchase method. In addition, SFAS No. 141 further clarifies the criteria to recognize intangible assets separately from goodwill. Specifically, SFAS No. 141 requires that an intangible asset may be separately recognized only if such an asset meets the contractual-legal criterion or the separability criterion. The implementation of SFAS No. 141 did not have a material impact on the Company's results of operations or financial position.

In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," under which goodwill and intangible assets with indefinite useful lives are no longer amortized but will be reviewed for impairment annually, or more frequently if certain events or changes in circumstances indicate that the carrying value may not be recoverable. The impairment test for goodwill involves a two-step process: step one consists of a comparison of the fair value of a reporting unit with its carrying amount, including the goodwill allocated to each reporting unit. If the carrying amount is in excess of the fair value, step two requires the comparison of the implied fair value of the reporting unit goodwill with the carrying amount of the reporting unit goodwill. Any excess of the carrying value of the reporting unit goodwill over the implied fair value of the reporting unit goodwill will be recorded as an impairment loss. The impairment test for intangible assets with indefinite useful lives consists of a comparison of fair value to carrying value, with any excess of carrying value over fair value being recorded as an impairment loss. Intangible assets with finite useful lives will continue to be amortized over their useful lives and will be reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The implementation of SFAS No. 142 did not have a material impact on the Company's results of operations or financial position.



                                    Continued
                                       -8-

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   ----------

1.     BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING POLICIES, CONTINUED
       -------------------------------------------------------------------------

     RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS,  CONTINUED
     --------------------------------------------------------

In August 2001, the FASB issued SFAS No. 144, which supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and certain provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 retains the fundamental provisions of SFAS No. 121 related to: (i) the recognition and measurement of the impairment of long-lived assets to be held and used, and (ii) the measurement of long-lived assets to be disposed by sale. It provides more guidance on estimating cash flows when performing recoverability tests, requires long-lived assets to be disposed of other than by sale to be classified as held and used until disposal, and establishes more restrictive criteria to classify long-lived assets as held for sale. In addition, SFAS No. 144 supersedes the accounting and reporting provisions of APB Opinion No. 30 for the disposal of a segment of a business. However, it retains the basic provisions of APB Opinion No. 30 to report discontinued operations separately from continuing operations and extends the reporting of a discontinued operation to a component of an entity. The implementation of SFAS No. 144 did not have a material impact on the Company's results of operations or financial position.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. In addition, SFAS No. 146 establishes that fair value is the objective for initial measurement of the liability. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. The Company does not expect the adoption to have a significant impact on the Company's financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation", which amends SFAS No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock based employee compensation. Finally, SFAS No. 148 amends APB Opinion No. 28, "Interim Financial Reporting", to require disclosure of those effects in interim financial statements. SFAS No. 148 is effective for fiscal years ended after December 15, 2002. The adoption of SFAS No. 148 did not have a significant impact on its financial reporting at December 31, 2002 and the Company does not expect it to have a significant impact on its financial reporting for future interim periods.



                                    Continued
                                       -9-

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   ----------

2.     GOING  CONCERN  CONSIDERATIONS
       ------------------------------

During the years ended December 31, 2002 and 2001, the Company has continued to accumulate payables to its vendors and to the golfers who have won prize money and has experienced negative financial results as follows:




                                             2002        2001
                                         ------------  ------------
    Net loss                             $  (966,113)  $(2,893,920)

    Negative cash flows from operations  $  (630,047)  $(1,156,655)

    Negative working capital             $(1,218,195)  $ 1,139,098)

    Accumulated deficit                  $(4,801,896)  $(3,835,783)

    Stockholders' deficit                $(1,205,996)  $(1,131,283)




Management has developed specific current and long-term plans to address its viability as a going concern as follows:

* Effective April 14, 2003, the Company entered into a reverse merger transaction with Novus Laboratories, Inc., which was listed on the NASDAQ Bulletin Board, to gain access to public capital markets, to increase attractiveness of its equity and to create liquidity for stockholders.

* The Company is also attempting to raise funds through debt and/or equity offerings. If successful, these additional funds would be used to pay down liabilities and to provide working capital.


* In the long-term, the Company believes that cash flows from continued growth in its operations will provide the resources for continued operations.

There can be no assurance that the Company will have the ability to implement its business plan and ultimately attain profitability. The Company's long-term viability as a going concern is dependent upon three key factors, as follows:

* The Company's ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations in the near term.

*     The  ability  of  the  Company  to  control  costs  and  expand  revenues.

* The ability of the Company to ultimately achieve adequate profitability and cash flows from operations to sustain its operations.




                                    Continued
                                      -10-

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   ----------


3.     LICENSE  FEE  RECEIVABLE
       ------------------------

License fee receivables consist of installment payments due from the licensees for initial license fees. An allowance for doubtful accounts is provided, when appropriate, based on past experience and other factors which, in management's judgment, deserve current recognition in estimating probable bad debts. Such factors include circumstances with respect to specific accounts receivable, growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable and current economic conditions. As of December 31, 2002 the allowance for doubtful accounts is $70,000.


4.     PROPERTY  AND  EQUIPMENT
       ------------------------

Property and equipment consisted of the following at December 31, 2002 and 2001:




                                      2002      2001
                                    --------  --------
    Furniture and equipment         $11,981   $ 9,383

    Less: accumulated depreciation   (3,582)   (2,068)
                                    --------  --------

      Property and equipment, net   $ 8,399   $ 7,315
                                    ========  ========




Depreciation expense for the years ended December 31, 2002 and 2001 was $1,514 and $1,340, respectively.


5.     NOTE  PAYABLE  TO  STOCKHOLDER
       ------------------------------

Note payable to stockholder consisted of the following at December 31, 2002 and 2001:




                                                   2002      2001
                                                 --------  --------
Note payable to a stockholder, principal due in
  installments of $45,000 on March 15, 2003;
  $45,000 on May 15, 2003; $25,000 on July 15,
  2003; and $11,500 per month for ten months
  beginning September 1, 2003; interest is due
  on demand and accrues at 9% per year.  This
  note is not collateralized.                    $230,000  $270,000
                                                 --------  --------

    Total note payable to stockholder            $230,000  $270,000
                                                 ========  ========





                                    Continued
                                      -11-

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   ----------


6.     INCOME  TAXES
       -------------

The Company has incurred losses since its inception and, therefore, has not been subject to federal income taxes. As of December 31, 2002, the Company had net operating loss ("NOL") carryforwards for income tax purposes of approximately $3,500,000 which expire in various tax years through 2022. Under the provisions of Section 382 of the Internal Revenue Code the ownership change in the Company that resulted from the merger of the Company could severely limit the Company's ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

The composition of deferred tax assets and liabilities and the related tax effects at December 31, 2002 and 2001 are as follows:



                                       2002         2001
                                   ------------  ----------
    Deferred tax assets:
      Net operating losses         $ 1,220,483   $ 960,360
      Valuation allowance           (1,220,483)   (960,360)
                                   ------------  ----------

        Total deferred tax assets  $         -   $       -
                                   ============  ==========




The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss for the years ended December 31, 2002 and 2001 is as follows:


                                                 2002                          2001
                                 -----------------------------------   -------------------
                                           AMOUNT                %       AMOUNT       %
                                 ---------------------------  -------  ----------  -------
    Benefit for income tax at
      federal statutory rate     $                 (328,478)  (34.0)%  $(983,933)  (34.0)%
    Increase in valuation
      allowance                                     260,123     26.9     640,760     22.1
    Expenses not deductible for
      tax purposes                                   68,355      0.7     343,173     11.9
                                 ---------------------------  -------  ----------  -------

                                 $                        -      0.0%  $    -  _      0.0%
                                 ===========================  =======  ==========  =======




7.     COMMITMENTS  AND  CONTINGENCIES
       -------------------------------

     LICENSE  AGREEMENTS
     -------------------

Per certain of the license agreements, the Company is required to issue one share of its common stock for each two dollars of the initial license fee paid by the licensee. As of December 31, 2002 the Company is committed to issue 495,500 shares of its common stock to certain licensees once the installment payments on their initial license fee are received.





                                    Continued
                                      -12-

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   ----------


7.     COMMITMENTS  AND  CONTINGENCIES,  CONTINUED
       -------------------------------------------

     LEASE  OBLIGATIONS
     ------------------

The Company rents office space in Altamonte Springs, Florida on a month-to-month basis at $3,200 per month. Rent expense was $32,355 and $29,416 during the years ended December 31, 2002 and 2001, respectively.

     LITIGATION
     ----------

The Company is currently a party to certain litigation arising in the normal course of business. Management believes that such litigation will not have a material impact on the Company's financial position, results of operations or cash flows.


8.     RELATED  PARTY  TRANSACTIONS
       ----------------------------

Included in consulting expense for the years ended December 31, 2002 and 2001 is approximately $138,000 and $210,000, respectively, paid to an officer/stockholder of the Company for consulting services.

Included in accrued liabilities in the December 31, 2002 and 2001 balance sheet is $50,000 and $25,000, respectively, of interest due to a stockholder of the Company.

9.     SUBSEQUENT  EVENTS
       ------------------

Effective April 14, 2003 the Company entered into an agreement whereby the Company agreed to exchange 100% of the issued and outstanding shares of its common stock for approximately 60% of the issued and outstanding shares of Novus Laboratories, Inc. (a non-operating public shell corporation). The agreement represented a recapitalization of the Company with accounting treatment similar to that used in a reverse acquisition, except that no goodwill or intangible is recorded. A recapitalization is characterized by the merger of a private operating company into a non-operating public shell corporation with nominal net assets and typically results in the owners and managers of the private company having effective or operating control after the transaction. The Company emerged as the surviving financial reporting entity under the agreement, but Novus Laboratories, Inc. (which changed its name to The World Golf League, Inc.) remained as the legal reporting entity.

Pro Forma Financial Information



                           THE WORLD GOLF LEAGUE, INC.
                                   -----------




                UNAUDITED PROFORMA COMBINED FINANCIAL STATEMENTS
                      DECEMBER 31, 2002 AND MARCH 31, 2003

                           THE WORLD GOLF LEAGUE, INC.
                UNAUDITED PROFORMA COMBINED FINANCIAL STATEMENTS


The following unaudited proforma combined financial statements give effect to the reverse merger of Novus Laboratories, Inc. ("Novus") by The World Golf League, Inc. ("WGL"). The transaction will be accounted for using the purchase method of accounting, whereby the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The fair values of the assets and liabilities of Novus have been combined with the recorded values of the assets and liabilities of WGL in the unaudited proforma combined financial statements. The unaudited proforma combined balance sheet represents the combined financial position of Novus and WGL as of December 31, 2002 and March 31, 2003, assuming that the reverse merger had occurred as of those dates. The unaudited proforma combined statements of operations give effect to the reverse merger of Novus and WGL by combining their results of operations for the year ended December 31, 2002 and for the three month period ended March 31, 2003 assuming that the reverse merger had occurred at the beginning of the periods.

The unaudited proforma combined financial statements are based on the estimates and assumptions set forth in the notes to these financial statements, which are preliminary and have been made solely for purposes of developing this proforma information. The unaudited proforma combined financial statements are presented for illustrative purposes only. The proforma adjustments are based upon available information and assumptions that management believes are reasonable. The unaudited proforma combined financial statements are not necessarily an indication of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future.

The unaudited proforma combined financial statements should be read in conjunction with the historical financial statements and related notes of Novus and WGL, appearing elsewhere in this document.


                                THE WORLD GOLF LEAGUE, INC.
                          UNAUDITED PROFORMA COMBINED BALANCE SHEET
                                      DECEMBER 31, 2002
                                         ----------

                                       THE         NOVUS LAB-
                                    WORLD GOLF     ORATORIES,   PRO-FORMA     PRO-FORMA
     ASSETS                         LEAGUE, INC.     INC.      ADJUSTMENTS     COMBINED
---------------------------------  --------------  ---------  -------------  ------------
Current assets:
  Cash and cash equivalents        $         248   $      -   $          -   $       248
  License fee receivable, current        254,000          -              -       254,000
                                   --------------  ---------  -------------  ------------

    Total current assets                 254,248          -              -       254,248

Property and equipment, net                8,399          -              -         8,399
License fee receivable, net of
  current portion                        229,000          -              -       229,000
Other assets                               3,800          -              -         3,800
                                   --------------  ---------  -------------  ------------

      Total assets                 $     495,447   $      -   $          -   $   495,447
                                   ==============  =========  =============  ============


LIABILITIES AND STOCKHOLDERS'
---------------------------------
  DEFICIT
----------

Current liabilities:
  Accounts payable                 $     923,747   $ 10,950   $          -   $   934,697
  Accrued liabilities                     64,696          -              -        64,696
  Note payable to stockholder            230,000          -              -       230,000
  Deferred license fee revenue,
    current                              254,000          -              -       254,000
                                   --------------  ---------  -------------  ------------

    Total current liabilities          1,472,443     10,950              -     1,483,393

Deferred license fee revenue, net
  of current portion                     229,000          -              -       229,000
                                   --------------  ---------  -------------  ------------

    Total liabilities                  1,701,443     10,950              -     1,712,393

Stockholders' deficit:
  Common stock                             8,468      6,000      216,532(1)      231,000
  Additional paid-in capital           3,587,432     47,968    (270,500)(1)    3,364,900
  Accumulated deficit                 (4,801,896)   (64,918)      53,968(1)   (4,812,846)
                                   --------------  ---------  -------------  ------------

    Total stockholders' deficit       (1,205,996)   (10,950)             -    (1,216,946)
                                   --------------  ---------  -------------  ------------

      Total liabilities and
        stockholders' deficit      $     495,447   $      -   $          -   $   495,447
                                   ==============  =========  =============  ============




                                 THE WORLD GOLF LEAGUE, INC.
                     UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
                             FOR THE YEAR ENDED DECEMBER 31, 2002
                                          ----------

                                      THE        NOVUS LAB-
                                   WORLD GOLF     ORATORIES,      PRO-FORMA      PRO-FORMA
                                   LEAGUE, INC.      INC.        ADJUSTMENTS      COMBINED
                                  --------------  -----------  ---------------  -------------
Revenue:
  Membership fee revenue          $      43,150   $        -   $            -   $     43,150
  License fee revenue                   276,852            -                -        276,852
                                  --------------  -----------  ---------------  -------------

    Total revenue                       320,002            -                -        320,002
                                  --------------  -----------  ---------------  -------------

Costs and expenses:
  Consulting expense                    289,265            -                -        289,265
  Tournament expense                    474,358            -                -        474,358
  Advertising expense                   143,197            -                -        143,197
  Settlement expense                    192,000            -                -        192,000
  Other general and administra-
    tive expense                        160,915        6,417                -        167,332
  Interest expense                       26,380            -                -         26,380
                                  --------------  -----------  ---------------  -------------

    Total costs and expenses          1,286,115        6,417                -      1,292,532
                                  --------------  -----------  ---------------  -------------

      Net loss                    $    (966,113)  $   (6,417)  $            -   $   (972,530)
                                  ==============  ===========  ===============  =============


Weighted average shares
  outstanding                         8,183,147    6,000,000    211,768,435(2)   225,951,582
                                  ==============  ===========  ===============  =============

Loss per share (basic and fully
  diluted)                        $       (0.12)  $    (0.00)  $       0.11(2)  $      (0.01)
                                  ==============  ===========  ===============  =============



                               THE WORLD GOLF LEAGUE, INC.
                         UNAUDITED PROFORMA COMBINED BALANCE SHEET
                                      MARCH 31, 2003
                                        ----------

                                       THE         NOVUS LAB-
                                    WORLD GOLF     ORATORIES,   PRO-FORMA     PRO-FORMA
     ASSETS                         LEAGUE, INC.     INC.      ADJUSTMENTS     COMBINED
---------------------------------  --------------  ---------  -------------  ------------
Current assets:
  Cash and cash equivalents        $           -   $      -   $          -   $         -
  License fee receivable, current        254,000          -              -       254,000
                                   --------------  ---------  -------------  ------------

    Total current assets                 254,000          -              -       254,000

Property and equipment, net                8,085          -              -         8,085
License fee receivable, net of
  current portion                        229,000          -              -       229,000
                                   --------------  ---------  -------------  ------------

      Total assets                 $     491,085   $      -   $          -   $   491,085
                                   ==============  =========  =============  ============


LIABILITIES AND STOCKHOLDERS'
------------------------------
  DEFICIT
----------

Current liabilities:
  Accounts payable                 $   1,030,310   $ 10,950   $          -   $ 1,041,260
  Book overdraft                           1,562          -              -         1,562
  Accrued liabilities                     71,425          -              -        71,425
  Note payable to stockholder            230,000          -              -       230,000
  Deferred license fee revenue,
    current                              254,000          -              -       254,000
                                   --------------  ---------  -------------  ------------

    Total current liabilities          1,587,297     10,950              -     1,598,247

Deferred license fee revenue, net
  of current portion                     229,000          -              -       229,000
                                   --------------  ---------  -------------  ------------

    Total liabilities                  1,816,297     10,950              -     1,827,247

Stockholders' deficit:
  Common stock                             8,468     81,000      141,532(1)      231,000
  Additional paid-in capital           3,637,412          -    (222,532)(1)    3,414,880
  Accumulated deficit                 (4,971,092)   (91,950)      81,000(1)   (4,982,042)
                                   --------------  ---------  -------------  ------------

    Total stockholders' deficit       (1,325,212)   (10,950)             -    (1,336,162)
                                   --------------  ---------  -------------  ------------

      Total liabilities and
        stockholders' deficit      $     491,085   $      -   $          -   $   491,085
                                   ==============  =========  =============  ============




                                     THE WORLD GOLF LEAGUE, INC.
                         UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
                               FOR THE THREE MONTHS ENDED MARCH 31, 2003
                                             ----------


                                      THE         NOVUS LAB-
                                   WORLD GOLF     ORATORIES,      PRO-FORMA       PRO-FORMA
                                   LEAGUE, INC.       INC.        ADJUSTMENTS      COMBINED
                                  --------------  ------------  ---------------  -------------
License fee revenue               $           -   $         -   $            -   $          -

Operating, general and adminis-
  trative expense                       169,196           467                -        169,663
                                  --------------  ------------  ---------------  -------------

    Net loss                      $    (169,196)  $      (467)  $            -   $   (169,663)
                                  ==============  ============  ===============  =============


Weighted average shares out-
  standing                            8,467,951    81,000,000    141,532,049(2)   231,000,000
                                  ==============  ============  ===============  =============


Net loss per share (basic and
  fully diluted)                  $       (0.02)  $     (0.00)  $       0.02(2)  $      (0.00)
                                  ==============  ============  ===============  =============


                           THE WORLD GOLF LEAGUE, INC.
            NOTES TO UNAUDITED PROFORMA COMBINED FINANCIAL STATEMENTS



BASIS  OF  PRESENTATION
-----------------------

WGL acquired Novus in a reverse merger in which WGL stockholders are to receive 150,000,000 shares of Novus common stock in exchange for all of their WGL common stock. The reverse merger is treated as an acquisition and accounted for under the purchase method of accounting. The fair values of the assets and liabilities of Novus have been combined with the recorded values of the assets and liabilities of WGL in the unaudited proforma combined financial statements.

PROFORMA  ADJUSTMENTS
---------------------

1. The historical financial statements of Novus, included in these proforma financial statements, as of and for the year ended December 31, 2002 exclude the effects of a 2.7 to 1 forward stock split, a 10 to 1 forward stock split and the issuance of 150,000,000 shares to the WGL shareholders. Instead, these transactions were recorded as proforma adjustments in the accompanying unaudited proforma combined financial statements. The Novus historical financial statements included in these proforma financial statements as of and for the three months ended March 31, 2003 include the effects of a 2.7 to 1 forward stock split on February 12, 2003, a 10 to 1 forward stock split on March 21, 2003, but exclude the issuance of 150,000,000 shares of common stock to be issued to the WGL stockholders. Instead, this transaction was recorded as a proforma adjustment in the accompanying unaudited proforma combined financial statements.

2. The proforma combined per share amounts are based on the combined weighted average of Novus common shares and WGL common shares (adjusted for the 2.7 to 1 and the 10 to 1 forward stock split) for all periods presented based on WGL stockholders receiving 150,000,000 shares of Novus common shares for all of the WGL common shares outstanding.